    As Filed With The Securities and Exchange Commission on April 29, 1999

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ----------------------

                                RAZORFISH, INC.
             (Exact name of registrant as specified in its charter)
                            ----------------------

           Delaware                                             13-3804503
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                          107 Grand Street, 3rd Floor
                            New York, New York 10013
             (Address of registrant's principal executive offices)

           Amended and Restated 1997 Stock Option and Incentive Plan
                           1999 Stock Incentive Plan
                           (Full titles of the plans)

                               Jeffrey A. Dachis
                     President and Chief Executive Officer
                                Razorfish, Inc.
                          107 Grand Street, 3rd Floor
                            New York, New York 10013
                                 (212) 966-5960
(Name, address and telephone number, including area code, of agent for service)

                              With a copy sent to:

                              Mark L. Mandel, Esq.
                            Morrison & Foerster LLP
                          1290 Avenue of the Americas
                         New York, New York 10104-0012
                                 (212) 468-8000

                        CALCULATION OF REGISTRATION FEE

    Title of Securities         Amount to be        Maximum Offering   Maximum Aggregate   Amount of Registration Fee
     to be Registered            Registered         Price Per Share        Offering                   Price
---------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01          1,172,548            $ 5.00(1)            $ 5,862,740           $1,629.84
 par value per share
---------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01            430,500(2)         $16.00(3)            $ 6,888,000           $1,914.86
 par value per share
---------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01            491,827(4)         $34.94(5)            $17,184,435           $4,777.27
 par value per share
---------------------------------------------------------------------------------------------------------------------
Total                               2,094,875                                                       $8,321.97
---------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, as follows: (i) 39,078 shares that were granted to certain employees of the Registrant, (ii) 823,378 options which have been granted at an exercise price of $1.00 per share, (iii) 113,956 options which have been granted at an exercise price of $10.00 per share, (iv) 155,616 options which have been granted at an exercise price of $16.00 per share and (v) 40,520 shares reserved for issuance under the Registrant's 1997 Stock Option and Incentive Plan.
(2) Represents options granted pursuant to the Registrant's 1999 Stock Incentive Plan at an exercise price of $16.00 per share.
(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
(4) Represents shares reserved for issuance under the Registrant's 1999 Stock Incentive Plan.
(5) Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee using the average high and low prices of the Registrant's Class A Common Stock as reported on The Nasdaq Stock Market, Inc.'s National Market on April 28, 1999.

                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference in this Registration Statement the following documents:

     (a) The Registrant's latest prospectus, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), containing audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the prospectus covered in (a) above.

     (c) The Registrant's Registration Statement on Form 8-A, filed pursuant to
Section 12(g) of the Exchange Act, which contains a description of the Common Stock, including any amendment or report filed for the purpose of updating such description.

     All documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, are incorporated by reference.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

     Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

     The Registrant's Certificate of Incorporation filed as Exhibit 4.1 to this Registration Statement provides indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL. The Registrant has obtained liability insurance for each director and officer of the Registrant for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

     The above discussion of the Registrant's Certificate of Incorporation and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and statutes.

     For information regarding the Registrant's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 9 below.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.


Exhibit
No.          Description
---          -----------

    4.1      Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement filed on Form S-1 (Commission File No. 333-71043)).

    4.2      Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
             Statement filed on Form S-1 (Commission File No. 333-71043)).

    4.3      The Amended and Restated 1997 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement filed on Form S-1 (Commission File No. 333-71043)).

    4.4      1999 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Registration
             Statement filed on Form S-1 (Commission File No. 333-71043)).

    5.1      Opinion of Morrison & Foerster LLP.

   23.1      Consent of Morrison & Foerster LLP (set forth in Exhibit 5.1).

   23.2      Consent of Arthur Andersen LLP.

   24.1      Power of Attorney (included on signature page).

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 29, 1999.

                                    RAZORFISH, INC.

                                    By /s/ Jeffrey A. Dachis
                                      ---------------------------------------
                                      Jeffrey  A. Dachis, President and Chief
                                      Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Michael S. Simon and Susan Black, severally, such person's true and lawful attorneys-in-fact, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signatures                            Title                               Date
-------------------                            -----                               -----
 /s/ Jeffrey A. Dachis
__________________________      President, Chief Executive Officer,                April 29, 1999
Jeffrey A. Dachis                     Treasurer and Director

/s/ Craig M. Kanarick
__________________________     Chief Scientist, Vice Chairman of the               April 29, 1999
Craig M. Kanarick                  Board, Secretary and Director

__________________________      Chairman of the Board and Director                 April   , 1999
Per Bystedt
__________________________     Vice Chairman of the Board, Executive               April   , 1999
Jonas Svensson               Vice President-Corporate Development and
                                             Director
 /s/ Sue Black
__________________________   Chief Financial Officer (Chief Financial              April  29, 1999
Sue Black                             and Accounting Officer)

__________________________                   Director                              April     , 1999
Carter F. Bales

 /s/ Kjell Nordstrom
__________________________                   Director                              April 29, 1999
Kjell Nordstrom

/s/ John Wren
__________________________                   Director                              April 29, 1999
John Wren

                                 EXHIBIT INDEX

Exhibit No.                                                 Description
-----------                                                 -----------

    4.1      Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement filed on Form S-1 (Commission File No. 333-71043)).

    4.2      Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
             Statement filed on Form S-1 (Commission File No. 333-71043)).

    4.3      The Amended and Restated 1997 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement filed on Form S-1 (Commission File No. 333-71043)).

    4.4      1999 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Registration
             Statement filed on Form S-1 (Commission File No. 333-71043)).

    5.1      Opinion of Morrison & Foerster LLP.

   23.1      Consent of Morrison & Foerster LLP (set forth in Exhibit 5.1).

   23.2      Consent of Arthur Andersen LLP.

   24.1      Power of Attorney (included on signature page).